Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-62416 and No. 333-125179) of Atlantic Tele-Network, Inc. of our report dated June 10, 2005, with respect to the consolidated financial statements of Commnet Wireless, LLC for the year ended December 31, 2004 included in this Current Report on Form 8-K/A of Atlantic Tele-Network, Inc.

/s/ Ernst & Young LLP

Atlanta, Georgia

November 8, 2005